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Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

IMAGEX, INC.

        As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of IMAGEX, INC., a Washington corporation (the "Company"), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be transmitted by facsimile transmission, mail or overnight delivery to the Depositary or delivered by hand. Please see Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:	By Hand:	By Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P. O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop-Reorg. Ridgefield Park, NJ 07660

By Facsimile Transmission (For
Eligible Institutions Only):

(201) 296-4293

To Confirm Facsimile Transmissions
(For Eligible Institutions Only):

(201) 296-4860

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and gentlemen:

        The undersigned hereby tenders to KINKO'S WASHINGTON, INC., a Washington corporation (the "Purchaser," "we" or "us") and a wholly owned subsidiary of KINKO'S, INC., a Delaware corporation, on the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 13, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)
Address(es) of Registered Holder(s) including Zip Code:

Daytime Area Code and Telephone Number(s):

Signature(s):

Dated:	, 2003

If Shares will be tendered by book-entry transfer:
Account Number at Book-Entry Transfer Facility:

2

GUARANTEE
(Not To Be Used For Signature Guarantee)

        The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agent Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an "Eligible Guarantor Institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq SmallCap Market trading days (as defined in the Offer to Purchase) after the date hereof.

        The undersigned that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to the undersigned.

Name of Firm:

AUTHORIZED SIGNATURE
Name:
(Please Type or Print)
Title:

Address:
Zip Code
Area Code and Telephone Number:

Dated:	, 2003

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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Notice of Guaranteed Delivery for Tender of Shares of Common Stock of IMAGEX, INC.